01/19/96 DRAFT

                         PRIDE PETROLEUM SERVICES, INC.

                                     ISSUER,

                                       AND

                               MARINE MIDLAND BANK

                                     TRUSTEE

                                    INDENTURE

                       Dated as of _________________, 1996

                                   $69,000,000

               ____% Convertible Subordinated Debentures due 2006

                               TABLE OF CONTENTS


                                    ARTICLE I

                        DEFINITIONS AND INCORPORATION BY REFERENCE
         SECTION 1.1.  DEFINITIONS.......................................  1
         SECTION 1.2.  INCORPORATION BY REFERENCE
OF TIA................................................................... 10
         SECTION 1.3.  RULES OF CONSTRUCTION............................. 10

                 ARTICLE II

               THE DEBENTURES
         SECTION 2.1.  FORM AND DATING................................... 11
         SECTION 2.2.  EXECUTION AND AUTHENTICATION...................... 11
         SECTION 2.3.  REGISTRAR AND PAYING
AGENT.................................................................... 12
         SECTION 2.4.  PAYING AGENT TO HOLD
ASSETS IN TRUST.......................................................... 13
         SECTION 2.5.  SECURITYHOLDER LIST............................... 13
         SECTION 2.6.  TRANSFER AND EXCHANGE............................. 14
         SECTION 2.7.  REPLACEMENT DEBENTURES............................ 14
         SECTION 2.8.  OUTSTANDING DEBENTURES............................ 15
         SECTION 2.9.  TREASURY DEBENTURES............................... 15
         SECTION 2.10.  TEMPORARY DEBENTURES............................. 15
         SECTION 2.11.  CANCELLATION..................................... 16
         SECTION 2.12.  DEFAULTED INTEREST............................... 16
         SECTION 2.13.  PERSONS DEEMED OWNERS............................ 18

                 ARTICLE III

                 REDEMPTION
         SECTION 3.1.  RIGHT OF REDEMPTION............................... 18
         SECTION 3.2.  NOTICES TO TRUSTEE................................ 18
         SECTION 3.3.  SELECTION OF DEBENTURES TO
BE REDEEMED.............................................................. 19
         SECTION 3.4.  NOTICE OF REDEMPTION.............................. 19

         SECTION 3.5.  EFFECT OF NOTICE OF
REDEMPTION............................................................... 20
         SECTION 3.7.  DEBENTURES REDEEMED IN
PART..................................................................... 21

                 ARTICLE IV

                  COVENANTS
         SECTION 4.1.  PAYMENT OF DEBENTURES............................. 22
         SECTION 4.2.  MAINTENANCE OF OFFICE OR
AGENCY................................................................... 22

                      i

 ......................................................................... 23
         SECTION 4.3.  CORPORATE EXISTENCE............................... 23
         SECTION 4.4.  PAYMENT OF TAXES AND OTHER
CLAIMS................................................................... 23
         SECTION 4.5.  MAINTENANCE OF PROPERTIES......................... 23
         SECTION 4.6.  COMPLIANCE CERTIFICATE;
NOTICE OF DEFAULT........................................................ 24
         SECTION 4.7.  REPORTS........................................... 24
         SECTION 4.8.  LIMITATION ON STATUS AS
INVESTMENT COMPANY....................................................... 25
         SECTION 4.9.  WAIVER OF STAY, EXTENSION
OR USURY LAWS............................................................ 25
 ......................................................................... 25

                  ARTICLE V

            SUCCESSOR CORPORATION
         SECTION 5.1.  LIMITATION ON MERGER, SALE
OR CONSOLIDATION......................................................... 26
         SECTION 5.2.  SUCCESSOR CORPORATION
SUBSTITUTED.............................................................. 26

                 ARTICLE VI

       EVENTS OF DEFAULT AND REMEDIES
         SECTION 6.1.  EVENTS OF DEFAULT................................. 27
         SECTION 6.2.  ACCELERATION OF MATURITY
DATE; RESCISSION AND ANNULMENT........................................... 29
         SECTION 6.3.  COLLECTION OF INDEBTEDNESS
AND SUITS FOR ENFORCEMENT BY TRUSTEE..................................... 30
         SECTION 6.4.  TRUSTEE MAY FILE PROOFS OF
CLAIM.................................................................... 31
         SECTION 6.5.  TRUSTEE MAY ENFORCE CLAIMS
WITHOUT POSSESSION OF THE DEBENTURES..................................... 32
         SECTION 6.6.  PRIORITIES........................................ 33
         SECTION 6.7.  LIMITATION ON SUITS............................... 33
         SECTION 6.8.  UNCONDITIONAL RIGHT OF
HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND
INTEREST................................................................. 34
         SECTION 6.9.  RIGHTS AND REMEDIES
CUMULATIVE............................................................... 34
         SECTION 6.10.  DELAY OR OMISSION NOT
WAIVER................................................................... 35
         SECTION 6.11.  CONTROL BY HOLDERS............................... 35
         SECTION 6.12.  WAIVER OF PAST DEFAULT........................... 35
         SECTION 6.13.  UNDERTAKING FOR COSTS............................ 36
         SECTION 6.14.  RESTORATION OF RIGHTS AND
REMEDIES................................................................. 36

                 ARTICLE VII

                     ii
                   TRUSTEE
         SECTION 7.1.  DUTIES OF TRUSTEE................................. 37
         SECTION 7.2.  RIGHTS OF TRUSTEE................................. 38
         SECTION 7.3.  INDIVIDUAL RIGHTS OF
TRUSTEE.................................................................. 39
         SECTION 7.4.  TRUSTEE'S DISCLAIMER.............................. 40
         SECTION 7.5.  NOTICE OF DEFAULT................................. 40
         SECTION 7.6.  REPORTS BY TRUSTEE TO
HOLDERS.................................................................. 40
         SECTION 7.7.  COMPENSATION AND
INDEMNITY................................................................ 41
         SECTION 7.8.  REPLACEMENT OF TRUSTEE............................ 42
         SECTION 7.9.  SUCCESSOR TRUSTEE BY
MERGER, ETC.............................................................. 43
         SECTION 7.10.  ELIGIBILITY;
DISQUALIFICATION......................................................... 43
         SECTION 7.11.  PREFERENTIAL COLLECTION
OF CLAIMS AGAINST COMPANY................................................ 43

                ARTICLE VIII

         SATISFACTION AND DISCHARGE

         SECTION 8.1.  SATISFACTION AND DISCHARGE
OF INDENTURE............................................................. 44
         SECTION 8.2.  REPAYMENT TO THE COMPANY.......................... 44

                 ARTICLE IX

     AMENDMENTS, SUPPLEMENTS AND WAIVERS
         SECTION 9.1.  SUPPLEMENTAL INDENTURES
WITHOUT CONSENT OF HOLDERS............................................... 45
         SECTION 9.2.  AMENDMENTS, SUPPLEMENTAL
INDENTURES AND WAIVERS WITH CONSENT OF
HOLDERS.................................................................. 45
         SECTION 9.3.  COMPLIANCE WITH TIA............................... 47
         SECTION 9.4.  REVOCATION AND EFFECT OF
CONSENTS................................................................. 47
         SECTION 9.5.  NOTATION ON OR EXCHANGE OF
DEBENTURES............................................................... 48
         SECTION 9.6.  TRUSTEE TO SIGN
AMENDMENTS, ETC.......................................................... 48

                  ARTICLE X

         MEETINGS OF SECURITYHOLDERS
         SECTION 10.1.  PURPOSES FOR WHICH
MEETINGS MAY BE CALLED................................................... 49
         SECTION 10.2.  MANNER OF CALLING
MEETINGS................................................................. 49

                     iii

         SECTION 10.3.  CALL OF MEETINGS BY THE
COMPANY OR HOLDERS....................................................... 50
         SECTION 10.4.  WHO MAY ATTEND AND VOTE
AT MEETINGS.............................................................. 50
         SECTION 10.5.  REGULATIONS MAY BE MADE
BY TRUSTEE; CONDUCT OF THE MEETING; VOTING
RIGHTS; ADJOURNMENT...................................................... 51
         SECTION 10.6.  VOTING AT THE MEETING AND
RECORD TO BE KEPT........................................................ 52
         SECTION 10.7.  EXERCISE OF RIGHTS OF
TRUSTEE OR SECURITYHOLDERS MAY NOT BE
HINDERED OR DELAYED BY CALL OF MEETING................................... 52

                 ARTICLE XI

         RIGHT TO REQUIRE REPURCHASE
         SECTION 11.1.  REPURCHASE OF DEBENTURES
AT OPTION OF THE HOLDER.................................................. 53

                 ARTICLE XII

                SUBORDINATION
         SECTION 12.1.  DEBENTURES SUBORDINATED
TO SENIOR INDEBTEDNESS................................................... 56
         SECTION 12.2.  NO PAYMENT ON DEBENTURES
IN CERTAIN CIRCUMSTANCES................................................. 56
         SECTION 12.3.  DEBENTURES SUBORDINATED
TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS
ON DISSOLUTION, LIQUIDATION OR REORGANI-
ZATION................................................................... 58
         SECTION 12.4.  SECURITYHOLDERS TO BE
SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR
INDEBTEDNESS............................................................. 59
         SECTION 12.5.  OBLIGATIONS OF THE
COMPANY UNCONDITIONAL.................................................... 60
         SECTION 12.6.  TRUSTEE ENTITLED TO
ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF
NOTICE................................................................... 61
         SECTION 12.7.  APPLICATION BY TRUSTEE OF
ASSETS DEPOSITED WITH IT................................................. 61
         SECTION 12.8.  SUBORDINATION RIGHTS NOT
IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY
OR HOLDERS OF SENIOR INDEBTEDNESS........................................ 62
         SECTION 12.9.  SECURITYHOLDERS AUTHORIZE
TRUSTEE TO EFFECTUATE SUBORDINATION OF
DEBENTURES............................................................... 62
         SECTION 12.10.  RIGHT OF TRUSTEE TO HOLD
SENIOR INDEBTEDNESS...................................................... 63
         SECTION 12.11.  ARTICLE XII NOT TO
PREVENT EVENTS OF DEFAULT................................................ 63

                     iv

         SECTION 12.12.  NO FIDUCIARY DUTY OF
TRUSTEE TO HOLDERS OF SENIOR INDEBTEDNESS................................ 63

                ARTICLE XIII

          CONVERSION OF DEBENTURES
         SECTION 13.1.  CONVERSION PRIVILEGE............................. 63
         SECTION 13.2.  EXERCISE OF CONVERSION
PRIVILEGE................................................................ 64
         SECTION 13.3.  FRACTIONAL INTERESTS............................. 65
         SECTION 13.4.  CONVERSION PRICE................................. 66
         SECTION 13.5.  ADJUSTMENT OF CONVERSION
PRICE.................................................................... 66
         SECTION 13.6.  CONTINUATION OF
CONVERSION PRIVILEGE IN CASE OF
RECLASSIFICATION, CHANGE, MERGER, CONSOLIDATION OR SALE OF ASSETS........ 71
         SECTION 13.7.  NOTICE OF CERTAIN EVENTS......................... 73
         SECTION 13.8.  TAXES ON CONVERSION.............................. 74
         SECTION 13.9.  COMPANY TO PROVIDE STOCK......................... 74
         SECTION 13.10.  DISCLAIMER OF
RESPONSIBILITY FOR CERTAIN MATTERS....................................... 75
         SECTION 13.11.  RETURN OF FUNDS
DEPOSITED FOR REDEMPTION OF CONVERTED
DEBENTURES............................................................... 76
         SECTION 13.12.  CERTAIN DISTRIBUTIONS........................... 76
         SECTION 14.1.  TIA CONTROLS..................................... 76
         SECTION 14.2.  NOTICES.......................................... 77
         SECTION 14.3.  COMMUNICATIONS BY HOLDERS
WITH OTHER HOLDERS....................................................... 78
         SECTION 14.4.  CERTIFICATE AND OPINION
AS TO CONDITIONS PRECEDENT............................................... 78
         SECTION 14.5.  STATEMENTS REQUIRED IN
CERTIFICATE OR OPINION................................................... 78
         SECTION 14.6.  RULES BY TRUSTEE, PAYING
AGENT, REGISTRAR......................................................... 79
         SECTION 14.7.  LEGAL HOLIDAYS................................... 79
         SECTION 14.8.  GOVERNING LAW.................................... 79
         SECTION 14.9.  NO ADVERSE INTERPRETATION
OF OTHER AGREEMENTS...................................................... 80
         SECTION 14.10.  NO RECOURSE AGAINST
OTHERS................................................................... 80
         SECTION 14.11.  SUCCESSORS...................................... 80
         SECTION 14.12.  DUPLICATE ORIGINALS............................. 81
         SECTION 14.13.  SEVERABILITY.................................... 81
         SECTION 14.14.  TABLE OF CONTENTS,
HEADINGS, ETC............................................................ 81
SIGNATURES............................................................... 82
EXHIBIT A................................................................  1

                                        v

                              CROSS-REFERENCE TABLE

  TIA                                                                INDENTURE
SECTION                                                               SECTION


310(a)(1)......................................................          7.10
  (a)(2).......................................................          7.10
  (a)(3).......................................................          N.A.
   (a)(4)......................................................          N.A.
   (a)(5)......................................................          7.10
   (b).........................................................          7.8;
                                                                        7.10;
                                                                         14.2
   (c).........................................................          N.A.
311(a).........................................................          7.11
   (b).........................................................          7.11
   (c).........................................................          N.A.
312(a).........................................................           2.5
   (b).........................................................          14.3
   (c).........................................................          14.3
313(a).........................................................           7.6
   (b)(1)......................................................          N.A.
   (b)(2)......................................................           7.6
   (c).........................................................          7.6;
                                                                         14.2
   (d).........................................................           7.6
314(a).........................................................          4.6;
                                                                          4.7
   (b).........................................................          N.A.
   (c)(1)......................................................          2.2;
                                                                         7.2;
                                                                         14.4
   (c)(2)......................................................          7.2;
                                                                         14.4
   (c)(3)......................................................          N.A.
   (d)                                                                   N.A.
   (e)                                                                   14.5
   (f)                                                                   N.A.
315(a).........................................................        7.1(b)
   (b).........................................................          7.5;
                                                                         7.6;
                                                                         14.2
   (c).........................................................        7.1(a)
   (d).........................................................         6.11;
                                                                    7.1(b)(c)
   (e).........................................................          6.13
316(a)(last sentence)..........................................           2.9
   (a)(1)(A)...................................................          6.11
   (a)(1)(B)...................................................          6.12

                                       vi

  TIA                                                                INDENTURE
SECTION                                                               SECTION

   (a)(2)......................................................          N.A.
   (b).........................................................         6.12;
                                                                          6.7
317(a)(1)......................................................           6.3
   (a)(2)......................................................           6.4
   (b).........................................................           2.4
318(a).........................................................          14.1
----------
N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE, dated as of _______________, 1996, between PRIDE PETROLEUM SERVICES, INC., a Louisiana corporation (the "Company"), and MARINE MIDLAND BANK, as Trustee.

                  Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's ___% Convertible Subordinated Debentures due 2006:


                                    ARTICLE I

         DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1.  DEFINITIONS.

                  "ACCELERATION NOTICE" shall have the meaning specified in Section 6.2.

                  "AFFILIATE" of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "AGENT" means any Registrar, Paying Agent or co-
Registrar.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

                  "BENEFICIAL OWNER" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

                  "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any commit-

                                        1

tee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                  "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "BUSINESS DAY" means a day that is not a Legal
Holiday.

                  "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                  "CAPITALIZED LEASE OBLIGATION" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

                  "CASH" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "CHANGE OF CONTROL" means (i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity,
(ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled

                                        2

to vote in elections of directors of the Company, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMON STOCK" means the Company's common stock, no par value, or such stock as it may be reconstituted from time to time.

                  "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

                  "CONVERSION PRICE" shall have the meaning speci-fied in Section 13.5.

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "DATE OF CONVERSION" shall have the meaning speci-fied in Section 13.2.

                  "DEBENTURES" means, collectively, the ___%
Convertible Subordinated Debentures due 2006 issued under this Indenture.

                  "DEFAULT" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

                  "DEFAULTED INTEREST" shall have the meaning speci-fied in Section 2.12.

                  "DESIGNATED SENIOR INDEBTEDNESS" means any Senior Indebtedness that (i) at the time of delivery of a Payment Notice, has an aggregate principal amount outstanding of at least $12.5 million and (ii) in the instrument evidencing
                                        3

the same or the assumption or guarantee thereof (or related documents to which the Company is a party) is expressly designated as "Designated Senior Indebtedness" for purposes of this Indenture (PROVIDED, that such instrument or documents may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

                  "DISQUALIFIED CAPITAL STOCK" means (a) except as set forth in
(b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Debentures and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "EVENT OF DEFAULT" shall have the meaning speci-fied in Section 6.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") as in effect as of the Issue Date.

                  "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Debenture is registered on the Registrar's books.

                  "INDEBTEDNESS" of any Person means, without duplication, the following (whether currently outstanding or hereafter incurred or created): (i) all liabilities and obligations, contingent or otherwise, of any such Person (a) in respect of borrowed money (whether or not the

                                        4

recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business that are not more than 90 days past their original due date, (d) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (e) for the payment of money relating to a Capitalized Lease Obligation, or (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (ii) all net obligations of such person under Interest Swap and Hedging Obligations; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (iv) any and all deferrals, renewals, extensions, refinancings, refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii), or this clause (iv), whether or not between or among the same parties.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Debentures.

                  "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

                  "ISSUE DATE" means the date of first issuance of the Debentures under this Indenture.
                                        5

                  "JUNIOR SECURITY" of any Person means any Qualified Capital Stock of such Person or any Indebtedness of such Person that is subordinated in right of payment to the Debentures and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Debentures.

                  "LAST SALE PRICE" shall have the meaning specified in Section 13.3.

                  "LEGAL HOLIDAY" shall have the meaning specified in Section 14.7.

                  "LIEN" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                  "LIMITED RECOURSE INDEBTEDNESS" means (i) Indebtedness with respect to the two drilling/workover barge rigs owned by Pride International, C.A. as in effect on the date of this Indenture (the "Venezuelan Barge Financing") and (ii) Indebtedness incurred to finance the purchase, acquisition, renovation or construction of capital assets and related items (including interest added to principal), or refinancings thereof, (a) in respect of which the recourse of the holder of such Indebtedness is effectively limited to specified assets or (b) in which the recourse and security are similar to (or more favorable to the Company and its Subsidiaries than) the Venezuelan Barge Financing.

                  "NOTICE OF DEFAULT" shall mean the notice specified in Section 6.1(3).

                  "OFFER" shall have the meaning specified in Sec-tion 13.5(d).

                  "OFFICER" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and other-
                                        6

wise complying with the requirements of Sections 14.4 and 14.5.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with the requirements of Sections 14.4 and 14.5. Such counsel may be an employee of or counsel to the Company.

                  "PAYING AGENT" shall have the meaning specified in
Section 2.3.

                  "PAYMENT DEFAULT" shall have the meaning specified in Section 12.2.

                  "PAYMENT NOTICE" shall have the meaning specified in Section 12.2.

                  "PERSON" or "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  "PRINCIPAL" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

                  "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Company that is not Disqualified Capital Stock.

                  "RECORD DATE" means a record date specified in the Debentures whether or not such record date is a Business Day.

                  "REDEMPTION DATE," when used with respect to any Debenture to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Debenture.

                  "REDEMPTION PRICE," when used with respect to any Debenture to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Debenture, which shall include, without duplication, in each
                                        7

case, accrued and unpaid interest to and including the Redemption Date.

                  "REGISTRAR" shall have the meaning specified in
Section 2.3.

                  "REPURCHASE EVENT" shall have the meaning speci-fied in Section 11.1.

                  "REPURCHASE OFFER" shall have the meaning speci-fied in Section 11.1.

                  "REPURCHASE PAYMENT" shall have the meaning speci-fied in Section 11.1.

                  "REPURCHASE PAYMENT DATE" shall have the meaning specified in Section 11.1.

                  "REPURCHASE PUT DATE" shall have the meaning specified in Section 11.1.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "SENIOR INDEBTEDNESS" of the Company means (i) all Indebtedness of the Company unless, by the terms of the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not superior in right of payment to the Debentures or to other Indebtedness which is pari passu with, or subordinated to the Debentures, and (ii) any modifications, refunding, deferrals, renewals or extensions of any such Indebtedness or securities, notes or other evidences of Indebtedness issued in exchange for such Indebtedness; PROVIDED that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness to trade creditors, or (c) any liability for taxes owed or owing by the Company.

                  "SIGNIFICANT SUBSIDIARY" shall have the meaning assigned to that term under Regulation S-X of the Securities Act, as in effect on the Issue Date.
                                        8

                  "SPECIAL RECORD DATE" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

                  "STATED MATURITY," when used with respect to any Debenture, means February 15, 2006.

                  "SUBSIDIARY" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner or (iii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act as so amended.

                  "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the NASDAQ National Market System (or, if the Common Stock is not admitted to trading thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading).

                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

                  "TRUST OFFICER" means any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  SECTION 1.2.  INCORPORATION BY REFERENCE OF TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "COMMISSION" means the SEC.

                  "INDENTURE SECURITIES" means the Debentures.

                  "INDENTURE SECURITYHOLDER" means a Holder or a Securityholder.

                  "INDENTURE TO BE QUALIFIED" means this Indenture.

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

                  "OBLIGOR" on the "INDENTURE SECURITIES" means the Company and any other obligor on the Debentures.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

                  SECTION 1.3.  RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                           (l)  a term has the meaning assigned to it;

                           (2)  an accounting term not otherwise defined
has the meaning assigned to it in accordance with GAAP;

                           (3)  "or" is not exclusive;

                           (4)  words in the singular include the plu-
ral, and words in the plural include the singular;

                           (5)  provisions apply to successive events
and transactions;

                           (6)  "herein," "hereof" and other words of
similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                           (7)  references to Sections or Articles means
reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                 THE DEBENTURES

                  SECTION 2.1.  FORM AND DATING.

                  The Debentures and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Debentures and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Debenture attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Debenture shall be dated the date of its authentication.

                  The terms and provisions contained in the forms of Debentures shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  SECTION 2.2.  EXECUTION AND AUTHENTICATION.

                  Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Debenture for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Debentures and may be in facsimile form.

                  If an Officer whose signature is on a Debenture was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Debentures and this Indenture.

                  A Debenture shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Debenture but such signature shall be conclusive evidence that the Debenture has been authenticated pursuant to the terms of this Indenture.

                  The Trustee shall authenticate the Debentures for original issue in the aggregate principal amount of up to $69,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Debentures to be authenticated and the date on which the Debentures are to be authenticated. The aggregate principal amount of Debentures outstanding at any time may not exceed $69,000,000 except as provided in Section 2.7; PROVIDED, that Debentures in excess of $60,000,000 aggregate principal amount shall not be issued on the Issue Date other than pursuant to the over-allotment option granted by the Company to the underwriters thereof, but may be issued subsequent to the initial issuance of Debentures, and the Trustee shall not authenticate in excess of $60,000,000 aggregate principal amount of Debentures on the Issue Date unless the written order of the Company in respect of such issuance certifies that such additional aggregate principal amount of Debentures are being issued pursuant to such over-allotment option. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Debentures in substitution of Debentures originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. Unless otherwise provided in the appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

                  Debentures shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.3.  REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Debentures may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and XI and as otherwise specified in the Inden-ture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

                  The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  SECTION 2.4.  PAYING AGENT TO HOLD ASSETS IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Debentures (whether such assets have been distributed to it by the Company or any other obligor on the Debentures), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Default or Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

                  SECTION 2.5.  SECURITYHOLDER LIST.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the fifth Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

                  SECTION 2.6.  TRANSFER AND EXCHANGE.

                  When Debentures are presented to the Registrar or a co-Registrar with a request to register the transfer of such Debentures or to exchange such Debentures for an equal principal amount of Debentures of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Debentures surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Debentures at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer of or exchange (a) any Debenture selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Debenture being redeemed in part, or (b) any Debenture for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XI or of redemption of Debentures pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                  SECTION 2.7.  REPLACEMENT DEBENTURES.

                  If a mutilated Debenture is surrendered to the Trustee or if the Holder of a Debenture claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Debenture is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Debenture.

                  Every replacement Debenture is an additional obligation of the Company.

                  SECTION 2.8.  OUTSTANDING DEBENTURES.

                  Debentures outstanding at any time are all the Debentures that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture, except as provided in Section 2.9.

                  If a Debenture is replaced pursuant to Section 2.7 (other than a mutilated Debenture surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receives proof satisfactory to it that the replaced Debenture is held by a BONA FIDE purchaser. A mutilated Debenture ceases to be outstanding upon surrender of such Debenture and replacement thereof pursuant to Section 2.7.

                  SECTION 2.9.  TREASURY DEBENTURES.

                  In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, amendment, supplement, waiver or consent, Debentures owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Debentures that a Trust Officer of the Trustee knows are so owned shall be disregarded.

                  SECTION 2.10.  TEMPORARY DEBENTURES.

                  Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be
                                       15

substantially in the form of definitive Debentures but may have variations that the Company reasonably and in good faith considers appropriate for temporary Debentures. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as permanent Debentures authenticated and delivered hereunder.

                  SECTION 2.11.  CANCELLATION.

                  The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the written direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Debentures surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Debentures to replace Debentures that have been paid or delivered to the Trustee for cancellation. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this
Section 2.11, except as expressly permitted in the form of Debentures and as permitted by this Indenture.

                  SECTION 2.12.  DEFAULTED INTEREST.

                  Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Debenture (or one or more predecessor Debentures) is registered at the close of business on the Record Date for such interest.

                  Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (hereinafter called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
                                       16

                     (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Debentures (or their respective predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Debentures (or their respective predecessor Debentures) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                     (2) The Company may make payment of any
         Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon

                                       17

registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

                  SECTION 2.13.  PERSONS DEEMED OWNERS.

                  The Company, the Trustee, any Agent and any authenticating agent may treat the person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payments of principal of or interest on such Debenture and for all other purposes. None of the Company, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.


                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.1.  RIGHT OF REDEMPTION.

                  Redemption of Debentures, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the Debentures and this Article III. The Company will not have the right to redeem any Debentures prior to February 15, 1999. On or after February 15, 1999, the Company will have the right to redeem all or any part of the Debentures at the Redemption Prices specified in Paragraph 5 therein under the caption "Redemption," in each case including accrued and unpaid interest to the Redemption Date.

                  SECTION 3.2.  NOTICES TO TRUSTEE.

                  If the Company elects to redeem Debentures pursuant to Paragraph 5 of the Debentures, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Debentures to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

                  The Company shall give each notice to the Trustee provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                                       18

                  SECTION 3.3.  SELECTION OF DEBENTURES TO BE REDEEMED.

                  If less than all of the Debentures are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Debentures to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable depositary, legal and stock exchange requirements.

                  The Trustee shall make the selection from the Debentures outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Debentures that have denominations larger than $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

                  SECTION 3.4.  NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Debentures are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Debentures to be redeemed and shall state:

                      (1) the Redemption Date, and that the
         Debentures called for redemption may not be converted after the fifth Business Day prior to the Redemption
         Date;

                     (2) the Redemption Price, including the
         amount of accrued and unpaid interest to be paid upon such redemption;

                       (3) the name, address and telephone
         number of the Paying Agent;
                                       19

                     (4) that Debentures called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                      (5) that, unless (a) the Company de-
         faults in its obligation to deposit Cash with the Paying Agent in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to Article XII hereof or otherwise, interest on Debentures called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Debentures is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Debentures called for redemption and to be redeemed;

                     (6) if any Debenture is being redeemed
         in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Debenture to be redeemed and that, after the Redemption Date, and upon surrender of such Debenture, a new Debenture or Debentures in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                     (7) if less than all the Debentures are
         to be redeemed, the identification of the particular Debentures (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Debentures to be redeemed and the aggregate principal amount of Debentures to be outstanding after such partial redemption;

                     (8) the CUSIP number of the Debentures
         to be redeemed; and

                     (9) that the notice is being sent pur-
         suant to this Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Debentures.

                  SECTION 3.5.  EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section 3.4, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Debentures called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and
                                       20

unpaid to the Redemption Date; PROVIDED that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Debentures registered on the relevant Record Date; and PROVIDED, FURTHER, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

                  SECTION 3.6.  DEPOSIT OF REDEMPTION PRICE.

                  On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Debentures to be redeemed on such Redemption Date (other than Debentures or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

                  If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Debentures called for redemption is not prohibited under Article XII or otherwise, interest on the Debentures to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Debentures are presented for payment. Notwithstanding anything herein to the contrary, if any Debenture surrendered for redemption in the manner provided in the Debentures shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Debenture.

                  SECTION 3.7.  DEBENTURES REDEEMED IN PART.

                  Upon surrender of a Debenture that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Debenture or Debentures equal in principal amount to the unredeemed portion of the Debenture surrendered.
                                       21

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1.  PAYMENT OF DEBENTURES.

                  The Company shall pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures. An installment of principal of or interest on the Debentures shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

                  The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Debentures compounded semi-annually, to the extent lawful.

                  SECTION 4.2.  MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and for conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially desig-

                                       22

nates the Corporate Trust Office of the Trustee as such office.

                  SECTION 4.3.  CORPORATE EXISTENCE.

                  Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

                  SECTION 4.4.  PAYMENT OF TAXES AND OTHER CLAIMS.

                  Except with respect to immaterial items, the Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and
(ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

                  SECTION 4.5.  MAINTENANCE OF PROPERTIES.

                  The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear
                                       23

and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.5 shall prevent the Company or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the judgment of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

                  SECTION 4.6.  COMPLIANCE CERTIFICATE; NOTICE OF
DEFAULT.

                           (a)  The Company shall deliver to the Trustee
within 120 days after the end of its fiscal year a brief certificate complying with Section 314(a)(4) of the TIA and stating that a review of the Company's activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                           (b)  The Company shall, so long as any of the
Debentures are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

                  SECTION 4.7.  REPORTS.

                                       24

                           (a)  The Company shall deliver to the Trust-
ee, within 15 days after it is required to file such with the SEC, copies of the annual and quarterly reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15 (d) of the Exchange Act.

                           (b)  If the Company is required to furnish
annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally, and any quarterly or other financial reports furnished by it to its stockholders generally, promptly to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

                  SECTION 4.8.  LIMITATION ON STATUS AS INVESTMENT
COMPANY.

                  Neither the Company nor any of its Subsidiaries shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940, as amended.

                  SECTION 4.9.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

                                       25

                  SECTION 5.1.  LIMITATION ON MERGER, SALE OR CONSOLIDATION.

                           (a)  The Company shall not, directly or indirectly,
consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Debentures and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a PRO FORMA basis to such transaction; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with this Indenture and that all conditions precedent relating to such transactions have been satisfied.

                           (b)  For purposes of clause (a) of this
Section 5.1, the sale, lease, conveyance or transfer of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to a person other than the Company or a Subsidiary of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  SECTION 5.2.  SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all

                                       26

of the obligations of the Company pursuant hereto and pursuant to the Debentures, the predecessor shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 6.1.  EVENTS OF DEFAULT.

"Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (1) failure to pay any installment of interest upon the Debentures as and when the same becomes due and payable, or to perform any conversion of the Debentures required under this Indenture, and the continuance of such default for a period of 30 days, whether or not such payment is prohibited by Article XII;

                           (2) failure to pay all or any part of the principal of or premium, if any, on the Debentures when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, pursuant to any Repurchase Offer or otherwise, whether or not such payment is prohibited by Article XII;

                           (3) failure by the Company to observe or perform any covenant, agreement or warranty contained in the Debentures or this Indenture (other than a default in the performance of any covenant, agreement or warranty which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Debentures, a written notice specifying such default or breach, requesting it to be remedied and stating that such notice is a "Notice of Default" hereunder;
                                       27

                           (4) a default in the payment of principal, premium or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of the maturity of any Indebtedness (other than Limited Recourse Indebtedness, unless such default or acceleration results in any other Indebtedness (other than Limited Recourse Indebtedness) with an aggregate principal amount in excess of $10,000,000.00 being accelerated or otherwise becoming due and payable) of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $10,000,000.00;

                           (5)  the Company or any Significant
         Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy law:

                           (A)      commences a voluntary case or
                  proceeding;

                           (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                           (C)      consents to the appointment of a
                  Custodian of it or for all or for a substantial part of its property;

                           (D)      makes a general assignment for the
                  benefit of its creditors; or

                           (E) fails to contest any involuntary case or
                  proceeding filed against it within the time period fixed by any applicable rules, and any extensions granted by the court where such involuntary case or proceeding is pending;

                           (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

                           (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

                           (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company or a Custodian for all or for a substantial part of the

                                       28

                  property of the Company or any Significant
                  Subsidiary of the Company; or

                           (C) orders the liquidation of the Company or any Significant Subsidiary of the Company;

                           (7) final unsatisfied judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Subsidiaries, aggregating in excess of $10,000,000.00 at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 75 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein).

                  Notwithstanding the 60-day period and notice requirement contained in Section 6.1(3) above, with respect to a default under Article XI the 60-day period referred to in Section 6.1(3) shall be deemed to have begun as of the date the Repurchase Event notice is required to be sent in the event that the Company has not complied with the provisions of Section 11.1 and the Trustee or Holders of at least 25% in principal amount of the outstanding Debentures thereafter give the Notice of Default referred to in Section 6.1(3) to the Company and, if applicable, the Trustee; PROVIDED, HOWEVER, that if the breach or default is a result of a default in the payment when due of the Repurchase Payment on the Repurchase Payment Date, such Event of Default shall be deemed, for purposes of this Section 6.1, to arise no later than on the Repurchase Payment Date .

                  SECTION 6.2. ACCELERATION OF MATURITY DATE; RE-SCISSION AND ANNULMENT.

                  If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6) relating to the Company) occurs and is continuing, then, and in every such case, unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Debentures, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Debentures (or the Repurchase Payment if the Event of Default includes failure to pay the Repurchase
                                       29

Payment), including in each case accrued interest thereon, to be due and payable immediately. In the event a declaration of acceleration resulting from an Event of Default described in Section 6.1(4) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in
Section 6.1(4) above has occurred that has not been cured or waived within 60 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in Section 6.1(5) or (6) relating to the Company occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Debentures without any declaration or other act on the part of Trustee or the Holders.

                  At any time after such a declaration of acceleration is made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Debentures, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12. Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

                  SECTION 6.3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

                  The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing,
                                       30

the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 6.4.  TRUSTEE MAY FILE PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                                       31

                           (1)  to file and prove a claim for the whole
amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

                           (2)  to collect and receive any moneys or
other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.5. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF THE DEBENTURES.

                  All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.
                                       32

                  SECTION 6.6.  PRIORITIES.

                  Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

                  SECOND: To the Holders of Senior Indebtedness of the Company to the extent provided in Article XII;

                  THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal, premium (if any) and interest, respectively; and

                  FOURTH: To whomsoever may be lawfully entitled thereto, the remainder, if any.

                  SECTION 6.7.  LIMITATION ON SUITS.

                  No Holder of any Debenture shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                      (A) such Holder has previously given
         written notice to the Trustee of a continuing Event of Default;

                     (B) the Holders of not less than 25% in
         principal amount of then outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                     (C) such Holder or Holders have offered
         to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                      (D) the Trustee for 60 days after its
         receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                     (E) no direction inconsistent with such
         written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 6.8.  UNCONDITIONAL RIGHT OF HOLDERS TO
RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                  Notwithstanding any other provision of this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Debenture when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Repurchase Payment, on the applicable Repurchase Payment Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 6.9.  RIGHTS AND REMEDIES CUMULATIVE.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.10.  DELAY OR OMISSION NOT WAIVER.

                  No delay or omission by the Trustee or by any Holder of any Debenture to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 6.11.  CONTROL BY HOLDERS.

                  The Holder or Holders of a majority in aggregate principal amount of then outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, PROVIDED, that

                           (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in any personal liability,

                           (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                           (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 6.12.  WAIVER OF PAST DEFAULT.

                  Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Debentures may, on behalf of all Holders, prior to the declaration of the maturity of the Debentures, waive any past default hereunder and its consequences, except a default

                     (A) in the payment of the principal of,
         premium, if any, or interest on, any Debenture as specified in clauses (1) and (2) of Section 6.01, or

                     (B) in respect of a covenant or provi-
         sion hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

                  SECTION 6.13.  UNDERTAKING FOR COSTS.

                  All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Debentures, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Debenture on or after the respective Maturity Date expressed in such Debenture (including, in the case of redemption, on or after the Redemption Date).

                  SECTION 6.14.  RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

                  SECTION 7.1.  DUTIES OF TRUSTEE.

                           (a)  If a Default or an Event of Default has
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

                           (b)  Except during the continuance of a
Default or an Event of Default:

                           (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and, if required by the terms hereof, conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions which by any provision hereof are specifically required to be furnished to the Trustee to determine whether or not they conform to the requirements of this Indenture.

                           (c)  The Trustee may not be relieved from
liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                           (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

                           (d)  No provision of this Indenture shall
require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                           (e)  Every provision of this Indenture that
in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

                           (f)  The Trustee shall not be liable for
interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  SECTION 7.2.  RIGHTS OF TRUSTEE.

                  Subject to Section 7.1:

                           (a)  The Trustee may rely on any document
believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                           (b)  Before the Trustee acts or refrains from
acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

                           (c)  The Trustee may act through its attor-
neys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                           (d)  The Trustee shall not be liable for any
action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                           (e)  The Trustee shall not be bound to make
any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                           (f)  The Trustee shall be under no obligation
to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                           (g)  Unless otherwise specifically provided
for in this Indenture, any demand, request, direction as notice from the Company shall be sufficient if signed by an Officer of the Company.

                           (h)  The Trustee shall have no duty to in-
quire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1) or 6.1(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Trust Officer shall have obtained actual knowledge.

                  SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company, any of its Subsidiaries, or
                                       39

their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.4.  TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures and it shall not be accountable for the Company's use of the proceeds from the Debentures, and it shall not be responsible for any statement in the Debentures, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

                  SECTION 7.5.  NOTICE OF DEFAULT.

                  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Debenture (including the payment of the Repurchase Payment on the Repurchase Payment Date, and the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

                  SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS.

                  On or about May 15 of each year, beginning with May 15, 1996, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

                  The Company shall promptly notify the Trustee in writing if the Debentures become listed on any stock exchange or automated quotation system.

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Debentures are listed.

                  SECTION 7.7.  COMPENSATION AND INDEMNITY.

                  The Company agrees to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

                  The Company agrees to indemnify the Trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company may defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Debentures on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Debentures.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

                  SECTION 7.8.  REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Debentures may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                           (a)      the Trustee fails to comply with Section
7.10;

                           (b)      the Trustee is adjudged bankrupt or
insolvent;

                           (c)      a receiver, Custodian, or other public
officer takes charge of the Trustee or its property; or

                           (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

                  SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

                  The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

                  SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS
AGAINST COMPANY.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                           SATISFACTION AND DISCHARGE

                  SECTION 8.1.  SATISFACTION AND DISCHARGE OF INDENTURE.

                  The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII) when it shall have delivered to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Article II hereof) and the following conditions shall be satisfied:

                           (1)  The Company has paid all sums payable
under the Indenture; and

                           (2)  The Company shall have delivered to the
Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1.

                  SECTION 8.2.  REPAYMENT TO THE COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Debenture shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.1.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT
OF HOLDERS.

                  Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                           (1)      to cure any ambiguity, defect, or incon-
sistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED, that the Company has delivered to the Trustee an Opinion of Counsel stating that such action pursuant to this clause (1) does not adversely affect the interests of any Holder in any respect;

                           (2)      to create additional covenants of the
Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, PROVIDED, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change pursuant to this clause (2) does not adversely affect the rights of any Holder;

                           (3)      to provide for collateral for or guarantors
of the Debentures;

                           (4)      to evidence the succession of another
Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Debentures in accordance with
Article V; or

                           (5)      to comply with the TIA.

                  SECTION 9.2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

                  Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Debentures, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Debentures or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Debentures or of modifying in any manner the rights of the Holders under this Indenture or the Debentures. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Debentures may, in writing, waive compliance by the Company with any provision of this Indenture or the Debentures. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Debenture affected thereby:

                  (1) reduce the percentage of principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Debentures;

                  (2) reduce the rate or extend the time for pay-ment of interest on any Debenture;

                  (3) reduce the principal amount of any Debenture, or reduce the Repurchase Payment or the Redemption Price;

                  (4)      change the Stated Maturity of any Debenture;

                  (5) alter the redemption provisions of Article III, the provisions of Article XI, Article XII or Article XIII, or the Conversion Price, in any case in a manner adverse to any Holder;

                  (6) make any changes in the provisions concerning waivers by Holders of the Debentures (including waivers of Defaults or Events of Default) or the provisions of this third sentence of Section 9.2 (except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debenture affected thereby) or impair the rights of Holders to institute suit for the enforcement of any payments due under this Indenture or the conversion of any Debenture; or

                  (7) make the principal of, or the interest on, any Debenture payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Debenture or any premium or the interest thereon is payable) and the Debentures as in effect on the date hereof.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  After an amendment, supplement or waiver under this Section
9.2 or Section 9.4 becomes effective, it shall bind each Holder.

                  In connection with any amendment, supplement or waiver under this Article IX or under Section 6.12, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver, and may offer to purchase or exchange consideration for such Holder's Debenture in connection with obtaining such consent.

                  SECTION 9.3.  COMPLIANCE WITH TIA.

                  Every amendment, waiver or supplement of this Indenture or the Debentures shall comply with the TIA as then in effect.

                  SECTION 9.4.  REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his Debenture or portion of his Debenture by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Debentures have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.2.

                  SECTION 9.5.  NOTATION ON OR EXCHANGE OF DEBENTURES.

                  If an amendment, supplement or waiver changes the terms of a Debenture, the Trustee may require the Holder of the Debenture to deliver it to the Trustee or require the Holder to put an appropriate notation on the Debenture. The Trustee may place an appropriate notation on the Debenture about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Debenture shall not affect the validity of such amendment, supplement or waiver.

                  SECTION 9.6.  TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; PROVIDED, that the Trustee may, but shall not be obligated
                                       48

to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 14.4, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture.

                                    ARTICLE X

                           MEETINGS OF SECURITYHOLDERS

                  SECTION 10.1.  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

                  A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                           (a)  to give any notice to the Company or to
the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VI;

                           (b)  to remove the Trustee or appoint a
successor Trustee pursuant to the provisions of Article VII;

                           (c)  to consent to an amendment, supplement
or waiver pursuant to the provisions of Section 9.2; or

                           (d)  to take any other action (i) authorized
to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

                  SECTION 10.2.  MANNER OF CALLING MEETINGS.

                  The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 10.1, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meet-

                                       49

ing, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

                  Any meeting of Securityholders shall be valid without notice if the Holders of all Debentures then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

                  SECTION 10.3.  CALL OF MEETINGS BY THE COMPANY OR HOLDERS.

                  In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Debentures in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in
Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

                  SECTION 10.4.  WHO MAY ATTEND AND VOTE AT MEETINGS.

                  To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a registered Holder of one or more Debentures, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Debentures. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at
                                       50

such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, and its counsel.

                  SECTION 10.5. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

                  Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Debentures entitled to vote at such meeting, in which case those and only those Persons who are Holders of Debentures at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote.

                  At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Debentures challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Debentures

                                       51

represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

                  SECTION 10.6.  VOTING AT THE MEETING AND RECORD TO BE KEPT.

                  The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amount of the Debentures voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                  SECTION 10.7.  EXERCISE OF RIGHTS OF TRUSTEE OR
SECURITYHOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING.

                  Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Debentures.

                                       52

                                   ARTICLE XI

                           RIGHT TO REQUIRE REPURCHASE

                  SECTION 11.1.  REPURCHASE OF DEBENTURES AT OPTION OF
THE HOLDER.

                           (a)  In the event that a Repurchase Event oc-
curs, each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company and subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Debentures (provided, that the principal amount of such Debentures must be $1,000 or an integral multiple thereof) on the date determined by the Company (the "Repurchase Payment Date") that is no later than 45 Business Days after the occurrence of such Repurchase Event, at a cash price (the "Repurchase Payment") equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Repurchase Payment Date.

                  A "Repurchase Event" will be deemed to have occurred at such time as (i) there is a Change of Control, or (ii) the Common Stock is not listed for trading on a United States national securities exchange or the NASDAQ National Market System.

                           (b)  In the event that, pursuant to this
Section 11.1, the Company shall be required to commence an offer to purchase Debentures (a "Repurchase Offer"), the Company shall follow the procedures set forth in this Section 11.1 as follows:

                           (1)  the Repurchase Offer shall commence
         within 15 Business Days following the Repurchase Event;


                           (2) the Repurchase Offer shall remain open for no fewer than 10 nor more than 20 Business Days, except to the extent that a longer period is required by applicable law (the "Repurchase Offer Period");

                           (3) upon the expiration of a Repurchase Offer, the Company shall purchase all of the properly tendered Debentures at the Repurchase Payment, including accrued and unpaid interest to the Repurchase Payment Date;
                                       53

                           (4) if the Repurchase Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Debentures pursuant to the Repurchase Offer;

                           (5) the Company shall provide the Trustee with notice of the Repurchase Offer at least 5 Business Days before the commencement of any Repurchase Offer; and

                           (6) on or before the commencement of any Repurchase Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice prepared by the Company to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Repurchase Offer and shall state:

                     (i) that the Repurchase Offer is being
         made pursuant to such notice and this Section 11.1 and that all Debentures, or portions thereof, tendered will be accepted for payment;

                     (ii) the Repurchase Payment (including
         the amount of accrued and unpaid interest), the Repur-chase Payment Date and the Repurchase Put Date (as defined below);

                      (iii) that any Debenture, or portion
         thereof, not tendered or accepted for payment will continue to accrue interest;

                     (iv) that, unless the Company defaults
         in depositing Cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to
         Article XII, any Debenture, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Payment Date;

                       (v) that Holders electing to have a
         Debenture, or portion thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture com-
                                       54

         pleted, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Repurchase Payment Date and (b) the third Business Day following the expiration of the Repurchase Offer (such earlier date being the "Repurchase Put Date");

                      (vi) that Holders will be entitled to
         withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Repurchase Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debentures the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Debentures purchased;

                      (vii) the Conversion Price as of the
         date of the notice and the date on which Debentures delivered for repurchase may no longer be converted as provided in Section 13.1 of this Indenture; and

                        (viii) a brief description of the
         events resulting in such Repurchase Event.

                  Any such Repurchase Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws. The Company shall publicly announce the results of any such Repurchase Offer on or as soon as practicable after the Repurchase Payment Date therefor.

                  On or before the Repurchase Payment Date, the Company shall
(i) accept for payment Debentures or portions thereof properly tendered pursuant to the Repurchase Offer on or before the Repurchase Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Repurchase Payment (including accrued and unpaid interest) for all Debentures or portions thereof so tendered and (iii) deliver to the Trustee Debentures so accepted together with an Officers' Certificate listing the Debentures or portions thereof being purchased by the Company. The Paying Agent shall on the Repurchase Payment Date mail to Holders of Debentures so
                                       55

accepted payment in an amount equal to the Repurchase Payment for such Debentures, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered. Any Debentures not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                                   ARTICLE XII

                                  SUBORDINATION

                  SECTION 12.1.  DEBENTURES SUBORDINATED TO SENIOR INDEBTEDNESS.

                  The Company and each Holder, by its acceptance of Debentures, agree that (a) the payment of the principal of, premium, if any, and interest on the Debentures and (b) any other payment in respect of the Debentures, including on account of the acquisition or redemption of the Debentures by the Company (including, without limitation, pursuant to Article XI) is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

                  This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

                  SECTION 12.2.  NO PAYMENT ON DEBENTURES IN CERTAIN
CIRCUMSTANCES.

                           (a)  No payment shall be made by the Company on
account of the principal of, premium, if any, or interest on the Debentures or to acquire any of the Debentures (including any repurchases of Debentures at the option of the Holder ) for cash or property (other than Junior Securities of the Company), or on account of the redemption provisions of the Debentures in the event of default in payment of any principal of, premium, if any, or interest on any Senior Indebtedness of the Company when the same becomes due and payable, whether at maturity or at a date fixed for prepay-

                                       56

ment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

                           (b)  No payment (by set-off or otherwise) may be made
by or on behalf of the Company on account of the principal of, premium, if any, or interest on, the Debentures or to acquire any of the Debentures (including any repurchases of the Debentures at the option of the Holder) for cash or property (other than Junior Securities), or on account of the redemption provisions of the Debentures in the event of any event of default (other than a Payment Default) with respect to any Designated Senior Indebtedness permitting the holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Company and the Trustee by any holders of Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (the "Payment Notice"), unless and until such event of default shall have been cured or waived or otherwise has ceased to exist; PROVIDED, that such payments may not be prevented pursuant to this Section 12.2(b) for more than 179 days after an applicable Payment Notice has been received by the Trustee unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Designated Senior Indebtedness has been paid in full. No event of default that existed or was continuing on the date of any Payment Notice (whether or not such event of default is on the same issue of Designated Senior Indebtedness) may be made the basis for the giving of a second Payment Notice, and only one such Payment Notice may be given in any 365-day period.


                           (c)  In furtherance of the provisions of Sec-
tion 12.1, in the event that, notwithstanding the foregoing provisions of this
Section 12.2, any payment or distribution of assets of the Company (other than Junior Securities of the Company) shall be received by the Trustee or the Holders at a time when such payment or distribution was prohibited by the provisions of this Section 12.2, then, unless such payment or distribution is no longer prohibited by this Section 12.2, such payment or distribution (subject to the provisions of Section 12.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the

                                       57

benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness of the Company may have been issued, ratably, according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness in full after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness.

                  SECTION 12.3.  DEBENTURES SUBORDINATED TO PRIOR
PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION
OR REORGANIZATION.

                  Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

                           (a)  the holders of all Senior Indebtedness
of the Company shall first be entitled to receive payments in full before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Debentures (other than Junior Securities of the Company);

                           (b)  any payment or distribution of assets of
the Company of any kind or character, whether in cash, property or securities (other than Junior Securities of the Company), to which the Holders or the Trustee on behalf of the Holders would be entitled, except for the provisions of this Article XII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to the holders of such Senior Indebtedness; and

                                       58

                           (c)  in the event that, notwithstanding the
foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities of the Company), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of or interest on the Debentures before all Senior Indebtedness of the Company is paid in full, such payment or distribution (subject to the provisions of Section 12.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representatives, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

                  SECTION 12.4. SECURITYHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

                  Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article XII are
                                       59

and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

                  SECTION 12.5.  OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

                  Nothing contained in this Article XII or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article XII, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Debentures, upon any distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent
                                       60

thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII.

                  SECTION 12.6. TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

                  The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

                  SECTION 12.7. APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT.

                  Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Debentures, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of or interest on any Debentures shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; PROVIDED, THAT, if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Debenture) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

                                       61

                  SECTION 12.8. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR
INDEBTEDNESS.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

                  SECTION 12.9. SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF DEBENTURES.

                  Each Holder of the Debentures by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the filing of a claim for the unpaid balance of his Debentures in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Debentures. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness
                                       62

or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

                  SECTION 12.10.  RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

                  The Trustee shall be entitled to all of the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                  SECTION 12.11.  ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Debentures by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Debentures.

                  SECTION 12.12. NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR INDEBTEDNESS.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Debentures or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

                                  ARTICLE XIII

                            CONVERSION OF DEBENTURES

                  SECTION 13.1.  CONVERSION PRIVILEGE.

                  Subject to and upon compliance with the provisions of this
Article XIII, at the option of the Holder thereof, any Debenture may at any time be converted, in whole, or in
                                       63

part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Debentures, at the conversion price in effect at the Date of Conversion (as hereinafter defined), until and including, but not after, the close of business on the date of Stated Maturity, PROVIDED that if such Debenture or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date and no default is made in making due provision for the payment of the redemption price in accordance with the terms of this Indenture, then, with respect to such Debenture or portion thereof as has been so called or delivered, such Debenture or portion thereof may be so converted until and including, but not after, the close of business on the fifth Business Day prior to the Redemption Date or the second Business Day prior to the Repurchase Payment Date, as applicable, for such Debenture.

                  SECTION 13.2.  EXERCISE OF CONVERSION PRIVILEGE.

                  In order to exercise the conversion privilege, the Holder of any Debenture to be converted shall surrender such Debenture to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Debenture, that the Holder elects to convert such Debenture or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Debenture is surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the next following Interest Payment Date and has not been called for redemption on a Redemption Date which occurs within such period, accompanied also by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Debenture being surrendered for conversion, notwithstanding such conversion. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Debentures surrendered for conversion shall (if required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Debenture as aforesaid, the Company shall, subject to the provisions of Section 13.8 hereof, issue and deliver at such office or agency to such Holder, or on his written
                                       64

order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Debentures in accordance with the provisions of this Article XIII and Cash, as provided in Section 13.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Debenture shall have been surrendered as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the conversion price in effect at the close of business on the date when such Debenture shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Debenture, the Company shall as promptly as practicable execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a Debenture or Debentures in the aggregate principal amount of the unconverted portion of the Debenture surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Debenture (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Debenture.

                  SECTION 13.3.  FRACTIONAL INTERESTS.

                  No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 13.3, be issuable on the conversion of any Debenture or Debentures, the Company shall make payment in lieu thereof in an amount of Cash equal to the
                                       65

value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the NASDAQ National Market System (or if not admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) on the last Trading Day prior to the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the NASDAQ National Market System (or if not admitted to trading thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such Trading Day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

                  SECTION 13.4.  CONVERSION PRICE.

                  The conversion price per share of Common Stock issuable upon conversion of the Debentures shall initially be $______.

                  SECTION 13.5.  ADJUSTMENT OF CONVERSION PRICE.

                  The conversion price (herein called the "Conversion Price") shall be subject to adjustment from time to time as follows:

                           (a)  In case the Company shall (l) make or
pay a dividend or make a distribution in shares of Common Stock on any class of Capital Stock of the Company, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Debenture been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (h) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.
                                       66

                           (b)  In case the Company shall issue rights,
options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection (f) below) on the record date mentioned below, the Conversion Price shall be adjusted to a price so that the same shall equal the price determined by multiplying:

                       (i) the Conversion Price in effect
         immediately prior to the record date by a fraction, of which

                       (ii) the numerator shall be (A) the
         number of shares of Common Stock outstanding on the record date plus
         (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

                     (iii) the denominator shall be (A) the
         number of shares of Common Stock outstanding on the record date plus
         (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

                  Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of holders entitled to receive such rights, options or warrants.

                           (c)  In case the Company or any Subsidiary of
the Company shall distribute to all holders of Common Stock, any of its assets, evidences of indebtedness, cash or securities other than Common Stock (other than (x) dividends or distributions exclusively in cash or (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (b) above) then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection
(f) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, cash or securities so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

                           (d)  In case the Company or any Subsidiary of
the Company shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with (c) above, or cash distributed upon a merger or consolidation to which Section 13.6 applies) to all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock (any such tender offer being referred to as an "Offer") concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection (f) below) times the number of shares of Common Stock then outstanding) on the record date of such distribution, in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash and the fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the other consideration so distributed within such preceding 12 months applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection
(h) below, after the record date for the determination of stockholders entitled to receive such distribution.

                           (e)  In case the Company or any Subsidiary of
the Company shall complete an Offer that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and other consideration paid or payable in an Offer that expired within the 12 months preceding the expiration of such Offer in respect of which no adjustment has been made and (ii) the aggregate amount of all other all-cash distributions made within the 12 months preceding the expiration of such Offer in respect of which no adjustment has been made (other than all-cash distributions made upon a merger or consolidation to which Section 13.6 applies), exceeds 12.5% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection (f) below) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time), the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                           (f)  For the purpose of any computation under
subsections (b), (c), (d) and (e) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "`ex' date", with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 13.3 hereof, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used. For purposes of this paragraph, the term "`ex' date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the NASDAQ National Market System (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer.

                           (g)  In addition the foregoing adjustments in
subsections (a), (b), (c), (d) and (e) above, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

                           (h)  In any case in which this Section 13.5
shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Debenture converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 13.3 hereof or issuing to the Holder of such Debenture the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section 13.3 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company issuable on such conversion.

                           (i)  No adjustment in the Conversion Price
shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; PROVIDED that the Company may make any such adjustment at its election and PROVIDED FURTHER that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (j)  Whenever the Conversion Price is adjust-
ed as herein provided, the Company shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Debentures at his address as the same appears on the registry books of the Company.

                  SECTION 13.6. CONTINUATION OF CONVERSION PRIVILEGE IN CASE OF RECLASSIFICATION, CHANGE, MERGER, CONSOLIDATION OR SALE OF ASSETS.

                  If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then outstanding shall have the right to convert such Debenture only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Debenture immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company (i) is not a person party to such transaction and
(ii) failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (PROVIDED that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 13.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Debentures as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Debentures at his address as the same appears on the registry books of the Company.

                  Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Debentures upon the conversion of their Debentures after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of
Article VII hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the
                                       72

Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                  SECTION 13.7.  NOTICE OF CERTAIN EVENTS.

                  In case:

                  (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends or dividends payable in Common Stock); or

                  (b) the Company shall authorize the granting to the holders of Common Stock of rights, warrants, options or convertible or exchangeable securities to subscribe for, purchase or otherwise acquire any shares of stock of any class or of any other rights; or

                  (c) the Company shall authorize any reclassification or change of the Common Stock (excluding a subdivision or combination of its outstanding shares of Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

                  (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                  (e) the Company or any of its Subsidiaries shall complete an Offer;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Debentures as provided in Section 4.2 hereof, and shall cause to be mailed to each Holder of Debentures, at his address as it shall appear on the registry books of the Company, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants, options or convertible or exchangeable securities or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be

                                       73

entitled to such dividend, distribution, rights, warrants, options or convertible or exchangeable securities or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

                  SECTION 13.8.  TAXES ON CONVERSION.

                  The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant thereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Debentures to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Debentures.

                  SECTION 13.9.  COMPANY TO PROVIDE STOCK.

                  The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion, PROVIDED, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Debentures by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

                  If any shares of Common Stock to be reserved for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously

                                       74

as possible endeavor to secure such registration or approval, as the case may be, PROVIDED, HOWEVER, that nothing in this Section 13.9 shall be deemed to limit in any way the obligations of the Company provided in this Article XIII.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

                  SECTION 13.10.  DISCLAIMER OF RESPONSIBILITY FOR
CERTAIN MATTERS.

                  Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in
Section 13.5 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Debenture for the purpose of conversion or, subject to Article VII hereof, to comply with any of the covenants of the Company contained in this
Article XIII.
                                       75

                  SECTION 13.11. RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF CONVERTED DEBENTURES.

                  Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Debentures and which shall not be required for such purposes because of the conversion of such Debentures, as provided in this Article XIII, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent.

                  SECTION 13.12.  CERTAIN DISTRIBUTIONS.

                  In the event that the Company distributes rights, options or warrants (other than those referred to in Section 13.5(b) hereof) pro rata to holders of Common Stock, so long as any such rights, options or warrants have not expired or been redeemed by the Company, the Holder of any Debenture surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights, options or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights, options or warrants of separate certificates evidencing such rights, options or warrants (the "Distribution Date"), the same number of rights, options or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights, options or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights, options or warrants to which a holder of the number of shares of Common Stock into which such Debenture was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights, options or warrants. The conversion price of the Debentures will not be subject to adjustment on account of any declaration, distribution or exercise of such rights, options or warrants.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                  SECTION 14.1.  TIA CONTROLS.

                                       76

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

                  SECTION 14.2.  NOTICES.

                  Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Pride Petroleum Services, Inc.
1500 City West Blvd.
Houston, Texas  77042
Attention:                 Robert W. Randall, Vice
                           President and General Counsel
Telecopy: (713) 789-1430

if to the Trustee:

Marine Midland Bank
140 Broadway
New York, New York  10005-1180
Attention:  Corporate Trust Department
Telecopy:  (212) 658-6425

                  Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                                       77

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

                  SECTION 14.3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

                  SECTION 14.4.  CERTIFICATE AND OPINION AS TO
CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, such Person shall furnish to the
Trustee:

                           (1)  an Officers' Certificate (in form and
substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2)  an Opinion of Counsel (in form and
substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 14.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                                       78

                           (1)  a statement that the Person making
such certificate or opinion has read such covenant or condition;

                           (2)  a brief statement as to the nature
and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3)  a statement that, in the opinion of
such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4)  a statement as to whether or not, in
the opinion of each such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 14.6.  RULES BY TRUSTEE, PAYING AGENT,
REGISTRAR.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 14.7.  LEGAL HOLIDAYS.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 14.8.  GOVERNING LAW.

                  THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MAN-
                                       79

HATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE DEBENTURES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  SECTION 14.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 14.10.  NO RECOURSE AGAINST OTHERS.

                  No direct or indirect partner, employee, stockholder, director or officer, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Debentures or this Indenture by reason of his or its status as such partner, stockholder, employee, director or officer. Each Securityholder by accepting a Debenture waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Debentures.

                  SECTION 14.11.  SUCCESSORS.

                  All agreements of the Company in this Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
                                       80

                  SECTION 14.12.  DUPLICATE ORIGINALS.

                  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                  SECTION 14.13.  SEVERABILITY.

                  In case any one or more of the provisions in this Indenture or in the Debentures shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 14.14.  TABLE OF CONTENTS, HEADINGS,
ETC.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                       81

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                         PRIDE PETROLEUM SERVICES, INC.,
                                    a Louisiana corporation

[Seal]

                                    By:
                                    Name:
                                    Title:


Attest:

                  Secretary


                                    MARINE MIDLAND BANK,
                                    as Trustee



                                    By:
                                         Name:
                                         Title:


                                       82

                                                                      EXHIBIT A

                               [FORM OF DEBENTURE]

                         PRIDE PETROLEUM SERVICES, INC.

                    ____% CONVERTIBLE SUBORDINATED DEBENTURE
                                    DUE 2006

                                                       CUSIP No. 741541 AA 4
                                                       $

                  Pride Petroleum Services, Inc., a Louisiana corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of $_____ Dollars, on February 15, 2006.

                  Interest Payment Dates:  February 15 and August
15, commencing August 15, 1996.

                  Record Dates:  February 1 and August 1.

                  Reference is made to the further provisions of this Debenture on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.
                                       A-1

                  IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:  ____________

                                            PRIDE PETROLEUM SERVICES, INC., a
                                                 Louisiana corporation
[Seal]


                                            By:
                                            Name:
                                            Title:   :


Attest:

                  Secretary
                                       A-2

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Debentures described in the within-mentioned Indenture.

                                        MARINE MIDLAND BANK,
                                        as Trustee

                                        By
                              Authorized Signatory

                                       A-3

                         PRIDE PETROLEUM SERVICES, INC.


                    ____% CONVERTIBLE SUBORDINATED DEBENTURE
                                    DUE 2006


1.       INTEREST.

                  Pride Petroleum Services, Inc., a Louisiana corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Debenture at the rate of ____% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of ____% per annum compounded semi-annually.

                  The Company will pay interest semi-annually on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing August 15, 1996. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Debentures, from ________________, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       METHOD OF PAYMENT.

                  The Company shall pay interest on the Debentures (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date (specified on the face hereof) immediately preceding the Interest Payment Date. Holders must surrender Debentures to a Paying Agent to collect principal payments. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted interest, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds or by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail
                                       A-4

any such interest payment to a Holder at the Holder's registered address.

3.       PAYING AGENT AND REGISTRAR.

                  Initially, Marine Midland Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       INDENTURE.

                  The Company issued the Debentures under an Indenture, dated as of ____________, 1996 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders of Debentures are referred to the Indenture and said Act for a statement of them. The Debentures are general unsecured obligations of the Company limited in aggregate principal amount to $60,000,000 ($69,000,000 if the underwriters exercise their over-allotment option in full).

5.       REDEMPTION.

                  The Debentures may be redeemed in whole or from time to time in part at any time on and after February 15, 1999, at the option of the Company, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing February 15 of the years indicated below, in each case together with any accrued but unpaid interest thereon to the Redemption Date:

YEAR                                PERCENTAGE

1999 . . . . . . . . .                                 %
2000 . . . . . . . . .                                 %
2001 . . . . . . . . .                                 %
2002 and thereafter.                                   %

                                       A-5

                  The Debentures will not be subject to any sinking fund. Any such redemption will comply with Article III of the Indenture.

6.       NOTICE OF REDEMPTION.

                  Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Debenture to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Debentures may be redeemed in part in multiples of $1,000 only.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Debentures called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Debentures called for redemption is not prohibited under
Article XII of the Indenture, the Debentures called for redemption will cease to bear interest and the only right of the Holders of such Debentures will be to receive payment of the Redemption Price, plus any accrued and unpaid interest to the Redemption Date.

7.       DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Debentures are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Debentures in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Debentures selected for redemption.

8.       PERSONS DEEMED OWNERS.

                  The registered Holder of a Debenture may be treated as the owner of it for all purposes.

9.       UNCLAIMED MONEY.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

                                       A-6

10.      AMENDMENT; SUPPLEMENT; WAIVER.

                  Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Debenture.

11.      CONVERSION RIGHTS.

                  Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Debentures into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion price per share of Common Stock of $______ (equivalent to a conversion rate of ____ shares per $1000 principal amount of Debentures), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Debenture to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Debenture.

12.      RANKING.

                  Payment of principal, premium, if any, and interest on the Debentures is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

13.      REPURCHASE AT OPTION OF HOLDER.

                  If there is a Repurchase Event, the Company shall be required to offer to purchase on the Repurchase Payment Date all outstanding Debentures at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Repurchase Payment Date. Holders of Debentures will receive a Repurchase Offer from the Company prior to any related Repurchase Payment Date and may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.
                                       A-7

14.      SUCCESSORS.

                  When a successor assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor will be released from those obligations.

15.      DEFAULTS AND REMEDIES.

                  If an Event of Default occurs and is continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Debentures then outstanding may declare all the Debentures to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Debentures notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

16.  TRUSTEE DEALINGS WITH COMPANY.

                  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.      NO RECOURSE AGAINST OTHERS.

                  No direct or indirect partner, employee, stockholder, director or officer, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Debentures or the Indenture by reason of his or its status as such partner, stockholder, director, officer or employee. Each Holder of a Debenture by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.
                                       A-8

18.      AUTHENTICATION.

                  This Debenture shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Debenture.

19.      ABBREVIATIONS AND DEFINED TERMS.

                  Customary abbreviations may be used in the name of a Holder of a Debenture or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Debenture Identification Procedures, the Company will cause CUSIP numbers to be printed on the Debentures as a convenience to the Holders of the Debentures. No representation is made as to the accuracy of such numbers as printed on the Debentures only on the other identification numbers printed hereon.
                                       A-9

                              [FORM OF] ASSIGNMENT



                  I or we assign this Debenture to

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------
(Print or type name, address and zip code of assignee)


                  Please insert Social Security or other identifying number of assignee

-------------------------

and irrevocably appoint __________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.


Dated:  __________ Signed:  ______________________________

----------------------------------------------------------

                        (Sign exactly as name appears on
                        the other side of this Debenture)

                                      A-10

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Debenture purchased by the Company pursuant to Article XI of the Indenture, check the box: / /

                  If you want to elect to have only part of this Debenture purchased by the Company pursuant to Article XI of the Indenture, state the amount you want to be purchased:
$--------



Date:_____________  Signature:______________________________
                                                  (Sign exactly as your name
                                                   appears on the other side of
                                                   this Debenture)


                                      A-11

                           [FORM OF] CONVERSION NOTICE


                       To: Pride Petroleum Services, Inc.

                  The undersigned owner of this Debenture hereby: (i) irrevocably exercises the option to convert this Debenture, or the portion hereof below designated, for shares of Common Stock of Pride Petroleum Services, Inc. in accordance with the terms of the Indenture referred to in this Debenture and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Debenture(s) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated ___________________


                           Signature

                  Fill in for registration of shares if to be delivered, and of Debentures if to be issued, otherwise than to and in the name of the registered holder.



Social Security or other
Taxpayer Identifying Number


                    (Name)


               (Street Address)


          (City, State and Zip Code)
(Please print name and address)

Principal amount to be
converted:  (if less than all)

$

                                      A-12